EX-99.h.4

DELAWARE GROUP CASH RESERVE

PLAN OF RECAPITALIZATION

This PLAN OF RECAPITALIZATION (the “Plan”) is dated as of the 25th day of May, 2023, and has been adopted by the Board of Trustees of Delaware Group Cash Reserve, a Delaware statutory trust created under the laws of the State of Delaware, to provide for the recapitalization of the Delaware Investments Ultrashort Fund, a series of the Trust, as described herein.

1.	Definition of Terms.

For purposes of this Plan, the following terms used herein shall have the following meanings:

(a)       “Trust” shall mean Delaware Group Cash Reserve, a Delaware statutory trust, having its principal place of business at 106 Independence, 610 Market Street, Philadelphia, Pennsylvania 19106.

(b)       “Board” shall mean the Board of Trustees of the Trust.

(c)       “Declaration of Trust” shall mean the Agreement and Declaration of Trust of the Trust, dated December 17, 1998, as amended and supplemented to date.

(d)       “Fund” shall mean the series of shares of beneficial interest of the Trust that have been designated as the Delaware Investments Ultrashort Fund.

(e)       “Class A Shares” shall mean the shares of beneficial interest of the Fund that have been established and designated by the Trust’s Board of Trustees as the Class A Shares.

(f)       Class C Shares” shall mean the shares of beneficial interest of the Fund that have been established and designated by the Trust’s Board of Trustees as the Class C Shares.

(g)       “Class L Shares” shall mean the shares of beneficial interest of the Fund that have been established and designated by the Trust’s Board of Trustees as the Class L Shares.

(h)       Institutional Class Shares” shall mean the shares of beneficial interest of the Fund that have been established and designated by the Trust’s Board of Trustees as the Institutional Class Shares.

(i)       “Share Class” shall mean each of the Class A Shares, Class C Shares, Class L Shares, and Institutional Class Shares of the Fund and together referred to as the “Shares Classes.”

(j)       “NAV” shall mean the net asset value of an outstanding share of beneficial of a Share Class.

(k)       “Recapitalization” shall mean the proposed recapitalization of the Fund set forth in this Plan.

2.	Purpose.

The purpose of the Recapitalization, as described herein, is to eliminate the Class A Shares, Class C Shares, and Class L Shares of the Fund, by converting all existing shares of the Class A Shares, Class C Shares, and Class L Shares into Institutional Class Shares of the Fund. The Recapitalization shall not impact the Fund’s investment objective or strategies, its portfolio holdings, nor its operation.

3.	Present Capitalization.

The Fund has an unlimited number of shares of beneficial interest classified and allocated to each of the Class A Shares, Class C Shares, Class L Shares, and Institutional Class Shares.

4.	Proposed Capitalization.

Pursuant to resolutions adopted by the Board all of the issued Class A Shares of the Fund will be converted into Institutional Class Shares of the Fund; all of the issued Class C Shares of the Fund will be converted into Institutional Class Shares of the Fund; and all of the issued Class L Shares of the Fund will be converted into Institutional Class Shares of the Fund. The Class A Shares, Class C Shares, and Class L Shares shall be referred to hereinafter as “Converting Class A Shares”, “Converting C Shares”, and “Converting Class L Shares,” respectively, and the Institutional Class Shares shall be referred to hereinafter as “Receiving Class Shares.”

5.	Conditions to Implementation.

The implementation of the Recapitalization is subject to this Plan having been approved by the Board of the Trust in accordance with the Declaration of Trust and the laws of the State of Delaware. The Board of the Trust in its discretion at any time prior to the Effective Time (as hereinafter defined), may determine to abandon the Recapitalization if, in the opinion of the Board, it is not in the best interests of the Fund and its shareholders to implement the Recapitalization.

6.	Effective Time.

The Recapitalization will be effective, subject to the satisfaction of the conditions set forth in Section 5 of this Plan, at 5:00 p.m., Eastern time, on July 28, 2023, or such later date and time as the officers of the Fund shall determine (the “Effective Time”).

7.	Conversion of Shares.

At the Effective Time, the manner and basis of converting the Converting Class A Shares, Converting C Shares, and Converting Class L Shares into Receiving Class Shares of the Fund, shall be as follows:

(i)	by virtue of the Board’s adoption of this Plan and without any action on the part of the Fund or the holder of such shares, the issued and outstanding Converting Class A Shares of the Fund immediately prior to the Effective Time (the “Outstanding Converting Class A Shares”) shall be converted into, and shall become issued and outstanding Receiving Class Shares of the Fund on the basis that each holder of Outstanding Converting Class A Shares shall become the holder of record at the Effective Time of the number of Receiving Class Shares that shall equal in value the net asset value attributable to such holder’s Outstanding Converting Class A Shares immediately prior to the Effective Time. The Outstanding Converting Class A Shares shall not be assessed any contingent deferred sales charge in connection with their conversion to Receiving Class Shares. The net asset value of Receiving Class Shares received in exchange for Outstanding Converting Class A Shares shall be the same as the net asset value of the shares so exchanged;

(ii)	by virtue of the Board’s adoption of this Plan and without any action on the part of the Fund or the holder of such shares, the issued and outstanding Converting Class C Shares of the Fund immediately prior to the Effective Time (the “Outstanding Converting Class C Shares”) shall be converted into, and shall become issued and outstanding Receiving Class Shares of the Fund on the basis that each holder of Outstanding Converting Class C Shares shall become the holder of record at the Effective Time of the number of Receiving Class Shares that shall equal in value the net asset value attributable to such holder’s Outstanding Converting Class C Shares immediately prior to the Effective Time. The Outstanding Converting Class C Shares shall not be assessed any contingent deferred sales charge in connection with their conversion to Receiving Class Shares. The net asset value of Receiving Class Shares received in exchange for Outstanding Converting Class C Shares shall be the same as the net asset value of the shares so exchanged; and

(iii)	by virtue of the Board’s adoption of this Plan and without any action on the part of the Fund or the holder of such shares, the issued and outstanding Converting Class L Shares of the Fund immediately prior to the Effective Time (the “Outstanding Converting Class L Shares”) shall be converted into, and shall become issued and outstanding Receiving Class Shares of the Fund on the basis that each holder of Outstanding Converting Class L Shares shall become the holder of record at the Effective Time of the number of Receiving Class Shares that shall equal in value the net asset value attributable to such holder’s Outstanding Converting Class L Shares immediately prior to the Effective Time. The net asset value of Receiving Class Shares received in exchange for Outstanding Converting Class L Shares shall be the same as the net asset value of the shares so exchanged.

8.	Additional Actions for Implementation.

The appropriate officers of the Trust, in addition to taking the actions set forth in this Plan, shall:

(a)       carry out the execution of the appropriate accounting entries to reflect the Recapitalization on the books of the Fund after the Effective Time; and

(b)       take such other actions as such officers and counsel shall deem necessary or appropriate to effectuate this Plan and the Recapitalization.

DELAWARE GROUP CASH RESERVE

By:	/s/ Shawn K. Lytle
Name: Shawn K. Lytle
Title: President and Chief Executive Officer